                       [Aircastle Advisors LLC letterhead]

May 2, 2005

Mr. Ron Wainshal
10 Reimer Road
Westport, CT 06880

Dear Ron:

     It is with great pleasure that we extend to you an offer to join Aircastle
Advisor LLC (together with its Affiliates (as defined below) and their respective successors and assigns, the "Company" or "Aircastle") on the terms and conditions set forth below.

Title:                     Chief Executive Officer of Aircastle Advisor LLC.
                           Aircastle Advisor LLC is a subsidiary of Aircastle
                           Investment Limited.

                           You will perform such duties as are required by the
                           Company from time to time and normally associated
                           with the Chief Executive Officer position, together
                           with such additional duties, commensurate with such
                           position, as may be assigned to you from time to time
                           by the Company's Board of Directors ("Board"),
                           consistent, in the case of the overall direction and
                           strategy of the Company, with the Board's directives
                           in respect thereof. You will report to the Board, and
                           not any other officer of the Company; officers of the
                           Company will report to you. You will have the
                           authority to cause the employment or appointment of
                           such employees and agents of the Company as the
                           proper conduct of operations may require (other than
                           such officers of the Company as, pursuant to the
                           Company's Bylaws, are to be appointed by the Board,
                           as to whom the Board will consult with you and take
                           into account your recommendations) and to remove or
                           suspend any such employee or agent who shall have
                           been employed or appointed under your authority or
                           under the authority of an officer subordinate to you,
                           and to suspend for cause, pending final action by the
                           Board, any officer subordinate to you.

Start Date:                On or about May 19, 2005 (the actual date on which
                           you commence employment, as shall be mutually agreed
                           by you and the Company, the "Start Date").

IPO:                       The Company acknowledges that it is the Company's
                           current intent to conduct an initial public offering
                           of shares of Aircastle Investment Limited within one
                           year of your Start Date.

Location:                  Initially at the US offices of Aircastle, currently
                           located at 1251 Avenue of the Americas, New York, NY.
                           The Company shall use reasonable

                           commercial efforts to relocate the offices of
                           Aircastle to the Stamford CT area no later than
                           October 1, 2005.

Base Salary:               Your base salary is $200,000, payable in regular
                           installments in accordance with the Company's normal
                           payroll practices. Your base salary will not be
                           reduced without your consent.

Guaranteed Bonus:          You shall receive in cash additional compensation
                           from the Company in respect of 2005 in the amount of
                           at least $400,000 (your "Guaranteed 2005 Bonus"). The
                           Guaranteed 2005 Bonus will be paid as soon as
                           practicable after performance results in respect of
                           2005 have been determined, but in no event later than
                           January 31, 2006.

Initial Grant              In connection with your joining the Company, you
                           shall be awarded a one- time grant (the "Grant") of
                           shares of restricted stock valued between $2.5
                           million and $3 million, with the first $2.5 million
                           to be granted as soon after the start date as is
                           practicable and any addition amounts to be awarded
                           pursuant to a determination of the Company's managing
                           member, in its sole discretion, prior to the earlier
                           of the end of this year (December 31, 2005) and an
                           initial public offering of Aircastle Investment
                           Limited. The number of shares of restricted stock
                           awarded to you will be calculated on the same basis
                           (i.e. amount divided by $10 = number of shares,
                           subject of course to adjustments for any stock splits
                           (or other similar changes) that occur between the
                           date hereof and the date of grant) as that used by
                           Fortress affiliated funds in connection with the
                           initial capitalization of Aircastle. The Grant shall
                           vest as follows: (i) 10% of the shares subject to the
                           Grant on the first anniversary of your Start Date,
                           (ii) 15% of the shares subject to the Grant on the
                           second anniversary of your Start Date, (iii) 25% of
                           the shares subject to the Grant on the third
                           anniversary of your Start Date; (iv) 25% of the
                           shares subject to the Grant on the fourth anniversary
                           of your Start Date and (v) the remaining 25% of the
                           shares subject to the Grant on the fifth anniversary
                           of your Start Date. You will receive payment of all
                           dividends declared on all shares of restricted stock
                           covered by the Grant, whether or not vested on the
                           same basis as other holders of shares of common
                           stock. The Grant will be made pursuant to a
                           restricted stock agreement in form and substance
                           customary under such circumstances, including
                           provisions providing that if the Company terminates
                           your employment with Cause (as hereinafter defined)
                           you shall forfeit all unvested shares of stock
                           subject to the Grant and:

                                (i)  If the Company (or a successor) terminates
                                     your employment without Cause or you
                                     terminate your employment with Good Reason
                                     at any time prior to the fifth anniversary
                                     of your Start Date, you shall immediately
                                     vest in 50% of the then unvested shares,
                                     and

                                (ii) You shall be vested in 100% of the shares
                                     subject to the Grant if both (x) a change
                                     of control (to be defined in the Company's
                                     incentive stock award plan) occurs and (y)
                                     either (i) the

                                        2

                                     Company (or its successor) terminates your
                                     employment without Cause or (ii) you
                                     terminate your employment with Good Reason,
                                     in each such event, within 12 months of
                                     such change of control.

Annual Discretionary       The Company may in its sole discretion decide to
Incentive Compensation:    grant you additional compensation or an additional
                           bonus for calendar year 2005 and subsequent years;
                           however this Letter Agreement does not entitle you to
                           such a payment (other than, as provided above, the
                           Guaranteed 2005 Bonus). Notwithstanding the
                           foregoing, your additional bonuses (if any) shall be
                           on terms and conditions no less favorable to you than
                           those applicable to similarly situated employees of
                           the Company (not including terms and conditions set
                           forth in employment agreements entered into at the
                           time of the hiring of an individual) and shall be
                           paid to you at the same time bonuses are paid to such
                           other employees, but in no event later than 90 days
                           following the end of the year following the year in
                           which such bonus was earned.

                           The following outlines what we anticipate will be the
                           Company's approach to incentive compensation, subject
                           to the foregoing paragraphs, although the Company
                           will be free to change its incentive compensation
                           methodology from time to time (so long as any such
                           change does not result in a material diminution in
                           the value of the Grant or any other awards granted to
                           you prior to the effective date thereof): you can
                           expect that a portion of each year's annual bonus
                           will be paid in cash (either at the end of the
                           applicable fiscal year or at the beginning of the
                           subsequent fiscal), and that the remaining portion of
                           the bonus will be paid as grant of restricted stock,
                           with the portion of the bonus to be paid in stock to
                           increase with levels of compensation. The number of
                           such shares of restricted stock to be granted will be
                           calculated by dividing the amount being paid in
                           shares of restricted stock by the Fair Market Value
                           of the stock on the date of grant. For purposes of
                           this Letter Agreement, the term "Fair Market Value"
                           shall have the meaning set forth in the Company's
                           incentive stock award plan under which the grant is
                           made.

                           Generally, restrictions on such shares of restricted
                           stock will lapse (i) 10% of the shares subject to the
                           applicable grant on the first anniversary of the
                           grant date, (ii) 15% of the shares subject to the
                           applicable grant on the second anniversary of the
                           applicable grant, (iii) 25% of the shares subject to
                           the applicable grant on the third anniversary of the
                           applicable grant; (iv) 25% of the shares subject to
                           the applicable grant on the fourth anniversary of the
                           applicable grant and (v) the remaining 25% of the
                           shares subject to the applicable grant on the fifth
                           anniversary of the applicable grant. You would
                           receive dividends on unvested shares.

                           Payment of additional compensation or a bonus in any
                           given fiscal or calendar year does not entitle you to
                           additional compensation or a bonus in any subsequent
                           year. You must be employed by the Company (or any
                           Affiliate of Aircastle for whom you may be employed
                           on a full-time basis at the time) at the time any
                           bonus, including the Guaranteed 2005 Bonus, or

                           additional compensation is to be paid in order to be
                           eligible therefore.

                           In the event that the Company terminates your
                           employment (other than in the case where you are
                           offered employment by any Affiliate of or successor
                           to the Company) without Cause (as defined below) or
                           you terminate your employment for Good Reason (as
                           defined below), (i) if such termination occurs prior
                           to the date on which you have been paid your
                           Guaranteed 2005 Bonus, the Company shall pay you an
                           amount equal to the sum of (x) six months of your
                           base salary at the time of such termination plus (y)
                           your Guaranteed 2005 Bonus, and (ii) if such
                           termination occurs thereafter, then the Company shall
                           pay you an amount equal to the sum of (x) six months
                           of your base salary at the time of such termination
                           plus (y) $200,000 (or 50% of your Guaranteed 2005
                           Bonus"), such amount to be paid within thirty (30)
                           days of such date of termination, provided you sign a
                           general release of claims.

                           A termination of your employment in the event of your
                           death or disability shall not be deemed a termination
                           without Cause under this Agreement for any reason,
                           including the provisions relating to the vesting of
                           any shares of restricted stock; however,
                           notwithstanding the foregoing, you shall receive your
                           Guaranteed 2005 Bonus in the event of a termination
                           in the event of your death or disability that occurs
                           prior to the date on which you have been paid your
                           Guaranteed 2005 Bonus, within 30 days of such
                           termination.

Co-investment              You agree to invest between $50,000 and $100,000 in
                           common stock at the same price per share as was paid
                           by Fortress affiliated funds in connection with the
                           initial capitalization of Aircastle; such shares
                           shall not be subject to any vesting restrictions.

Expense Reimbursement:     The Company will reimburse business expenses incurred
                           in the ordinary course of business. The Company will
                           pay the cost of legal fees of Morrison Cohen LLP
                           incurred in connection with representing you in
                           relation to this Letter Agreement at our request.

Benefits:                  You (and your eligible dependents, if any) may at
                           your election be covered under such health insurance,
                           employee benefit, savings, pension, profit sharing,
                           life insurance and disability plans as cover other
                           senior executives of Aircastle from time to time,
                           subject to applicable exclusions and limitations. You
                           are eligible to participate in Aircastle's 401(k)
                           plan, if any, subject to the terms of the plan. You
                           are eligible to participate in all other perquisite
                           and benefit arrangements generally made available by
                           Aircastle to its senior executives, subject to the
                           terms of such plans or programs. Each such benefit is
                           subject to modification, including elimination, from
                           to time, at Aircastle's sole discretion. You shall be
                           entitled to vacation of 20 days per year, with a
                           maximum carry over to a subsequent year of 20 days to
                           the extent vacation days are unused, in accordance
                           with Aircastle's vacation policies.

"Cause;" "Good             For purposes of this Letter Agreement, "Cause" means
                           (i) your commission of

Reason"                    an act of fraud or dishonesty in connection with your
                           employment; (ii) your indictment, conviction or
                           entering of a plea of nolo contendere for a crime
                           constituting a felony; (iii) your gross negligence or
                           willful misconduct in connection with your employment
                           that is materially detrimental to Aircastle; (iv)
                           the habitual use of drugs or habitual, excessive use
                           of alcohol to the extent that any of such uses in the
                           Board's good faith determination materially
                           interferes with the performance of your duties as
                           Chief Executive Officer of Aircastle; and (v) your
                           commission of any material breach of any of the
                           restrictive covenants set forth herein or material
                           breach of any reasonable and lawful directive of the
                           Board after written notice thereof from the Board is
                           given in writing and such breach is not cured to the
                           reasonable satisfaction of the Company within a
                           reasonable period of time (not greater than 30 days)
                           under the circumstances.

                           For the sake of clarity, if the definition of "Cause"
                           set forth above conflicts with such definition in any
                           stock incentive plan or agreement of the Company or
                           any of its Affiliates, including the Company's
                           incentive stock award plan or any other such plan or
                           agreement under which the Grant or any subsequent
                           grant of restricted stock shall be made, the
                           definition set forth herein shall control.

                           "Good Reason" means the occurrence, without your
                           express prior written consent, of any of the
                           following: (i) the failure by the Company to pay you
                           any portion of your base salary or declared bonus
                           within thirty (30) days of the date such compensation
                           is due, (ii) the relocation of the Company's US
                           headquarters to a location outside a twenty (20) mile
                           radius from Stamford Connecticut, (iii) any senior
                           officer of the Company (including, for the sake of
                           clarity, senior officer of Aircastle Investment
                           Limited or any Affiliate, whether located in the U.S.
                           or abroad) being instructed (other than by you) to
                           report directly to anyone other than you; or (iv)
                           Aircastle Investment Limited being no longer
                           primarily engaged in investing in airplanes and/or
                           airplane related assets, including airplane backed
                           debt instruments or (v) only following a change of
                           control (as defined in the Company's incentive stock
                           award plan), in the event that your total cash
                           compensation attributable to any calendar year that
                           ends following such change in control (i.e., without
                           regard to whether the bonus in respect of such year
                           is paid prior to the end of such year or at the
                           beginning of the following year), is less than
                           $500,000, and you resign because of and within 90
                           days of the last day of such calendar year.

Policies and Procedures:   You agree to comply in all material respects with all
                           of the Company's policies and procedures, as amended
                           from time to time except to the extent that a
                           particular policy or procedure conflicts with an
                           express provision of this Agreement, and for so long
                           as your place of work is co-located at Fortress
                           offices, all Fortress policies and procedures, as
                           amended from time to time.

Termination:               If your employment with the Company terminates for
                           any reason, you hereby

                           agree that you shall immediately resign from all
                           positions (including, without limitation, any
                           management, officer or director position) that you
                           hold on the date of such termination with the
                           Company, or any of the their respective affiliates or
                           with any entity in which the Company or any of its
                           affiliates has made any investment. You hereby agree
                           to execute and deliver such documentation reasonably
                           required by the Company as may be necessary or
                           appropriate to enable the Company, any of the
                           Company's affiliates or any entity in which the
                           Company or any of its affiliates has made an
                           investment to effectuate such resignation, and in any
                           case, your execution of this Letter Agreement shall
                           be deemed the grant by you to the officers of the
                           Company of a limited power of attorney to sign in
                           your name and on your behalf such documentation
                           solely for the limited purposes of effectuating such
                           resignation.

Representation:            You represent that you are free to be employed
                           hereunder without any contractual restrictions,
                           express or implied, with respect to any of your prior
                           employers. You represent that you have not taken or
                           otherwise misappropriated and you do not have in your
                           possession or control any confidential and
                           proprietary information belonging to any of your
                           prior employers or connected with or derived from
                           your services to prior employers. You represent that
                           you have returned to all prior employers any and all
                           such confidential and proprietary information. You
                           further acknowledge that Aircastle and Fortress have
                           informed you that you are not to use or cause the use
                           of such confidential or proprietary information in
                           any manner whatsoever in connection with your
                           employment by Aircastle. You agree that you will not
                           use such information as described above.

                           You represent that you understand that this Letter
                           Agreement sets forth the terms and conditions of your
                           employment relationship with Aircastle and supercedes
                           any other agreement, written or oral, with respect
                           thereto. You further agree to keep the terms of this
                           Letter Agreement confidential and not to disclose any
                           of the terms or conditions hereof to any other
                           person, including any employee of Aircastle or
                           Fortress, except your attorney or accountant or, upon
                           the advice of counsel after notice to Aircastle, as
                           may be required by law or as may be required in order
                           to enforce or defend against the enforcement of this
                           Letter Agreement.

Restrictive Covenants:     You shall not, directly or indirectly, without prior
                           written consent of Aircastle, provide consultative
                           services to, own, manage, operate, join, control,
                           participate in, be engaged in, be employed by or be
                           connected with, any business, individual, partner,
                           firm, corporation or other entity, including without
                           limitation any business, individual, partner, firm,
                           corporation, or other entity that directly or
                           indirectly competes with (any such action,
                           individually, and in the aggregate, to "compete
                           with"), Aircastle at any time during your employment.

                           In the event that the Company terminates your
                           employment with Cause or you terminate your
                           employment with the Company other than for Good
                           Reason, such restrictions shall apply for six (6)
                           months after the effective date of such termination
                           solely as to any aircraft leasing and/or aircraft
                           finance business engaged in by Aircastle Investment
                           Limited (or its successor in interest) and its
                           subsidiaries. Notwithstanding anything else herein,
                           the mere "beneficial ownership" by you, either
                           individually or as a member of a "group" (as such
                           terms are used in Rule 13(d) issued under the
                           Securities Exchange Act of 1934) of not more than 5%
                           of the voting stock of any public company shall not
                           be deemed in violation of this Letter Agreement.

                           The foregoing restrictions shall not apply:

                                (i)   Following the termination of your
                                      employment if the Company terminates your
                                      employment without Cause or you terminate
                                      your employment for Good Reason; or

                                (ii)  In the event that the Company fails to
                                      relocate its US headquarters from New York
                                      to a location within 20 miles of Stamford
                                      Connecticut by October 1, 2005 and you
                                      resign because of such failure within 30
                                      days of such date.

                                (iii) In the event that your total cash
                                      compensation attributable to any calendar
                                      year (i.e., without regard to whether the
                                      bonus in respect of such year is paid
                                      prior to the end of such year or at the
                                      beginning of the following year), and
                                      taking into account the amount of
                                      dividends paid on shares of stock that
                                      have been granted under restricted stock
                                      grants (including the initial Grant) then
                                      held by you (assuming, for such purpose,
                                      that you hold all shares that have ever
                                      been granted to you under restricted stock
                                      grants, and ignoring therefore
                                      dispositions of such shares, whether as
                                      gifts, for estate planning purposes, to
                                      third parties or otherwise), is less than
                                      $600,000, and you resign because of and
                                      within 90 days of the last day of such
                                      calendar year.

                           You shall keep secret and retain in strictest
                           confidence, and shall not use for your benefit or the
                           benefit of others, except in connection with the
                           business and affairs of the Company (which, for
                           purposes of and in each instance used in this
                           paragraph, shall include Fortress (including any fund
                           managed by Fortress or any of its affiliates during
                           or prior to the period of your employment with the
                           Company), all confidential information of and
                           confidential matters (whether made available in
                           written, electronic form or orally) relating to (x)
                           the Company's business and the Company (including,
                           without limitation, the actual investments of the
                           Company, the contemplated investments of the Company,
                           and the financial performance of Aircastle

                           Investment Limited), (y) all corporations or other
                           business organizations in which the Company has or
                           has had an investment and (z) third parties, learned
                           by you heretofore or hereafter directly or indirectly
                           in connection with your employment or from the
                           Company (the "Confidential Company Information").

                           In consideration of, and as a condition to, continued
                           access to Confidential Company Information, and
                           without prejudice to or limitation on any other
                           confidentiality obligation imposed by agreement or
                           law, you hereby undertake to use and protect
                           Confidential Company Information in accordance with
                           restrictions placed on its use or disclosure. You
                           shall not disclose Confidential Company Information
                           to anyone outside of the Company except with the
                           Company's express written consent. The foregoing
                           restrictions shall not apply to Confidential Company
                           Information (A) that is or becomes a matter of public
                           information other than as a result of a breach of
                           this Letter Agreement by you; (B) is received by you
                           from a third party not under an obligation to any
                           person to keep such information confidential; or (C)
                           was (x) independently developed by you or on you
                           behalf without use of or access to Confidential
                           Information and (y) that does not relate to the
                           business or prospective businesses of the Company.
                           All memoranda, notes, lists, records, property and
                           any other tangible product and documents (and all
                           copies and excerpts thereof), whether visually
                           perceptible, machine-readable or otherwise, made,
                           produced or compiled by you or made available to you
                           concerning the business of the Company, (i) shall at
                           all times be the property of the Company and shall be
                           delivered to the Company at any time upon its
                           request, and (ii) upon your termination of
                           employment, shall be immediately returned to the
                           Company or, provided you certify to the Company to
                           such effect, destroyed. The foregoing shall not limit
                           any other confidentiality obligations imposed by
                           agreement or by law.

                           You shall not voluntarily publish or make any
                           statement (x) under circumstances reasonably likely
                           to become public that is critical of Aircastle or
                           Fortress Investment Group LLC or (y) which would in
                           any way adversely affect or otherwise malign in any
                           material respect the business or reputation of
                           Aircastle or Fortress, as the case may be. Neither
                           Joseph Adams nor Wesley Edens will voluntarily
                           publish or make any statement which would malign in
                           any material respect your reputation.

                           From the date hereof through the end of the one-year
                           period commencing with your termination of employment
                           with the Company, you shall not, without the
                           Company's prior written consent, directly or
                           indirectly, (i) solicit or encourage to leave the
                           employment or other service of the Company, Aircastle
                           Investment Limited or any of their

                           respective subsidiaries any employee thereof or (ii)
                           hire (on behalf of yourself or any other person or
                           entity) any employee or independent contractor who
                           has left the employment or other service of the
                           Company, Aircastle Investment Limited or any of their
                           respective subsidiaries within the one-year period
                           which follows the termination of such employee's
                           employment with the Company, Aircastle Investment
                           Limited or any such subsidiary.

                           You acknowledge and agree that any breach by you of
                           the non-compete or non-solicit provisions set forth
                           in this Section "Restrictive Covenants," shall
                           entitle Aircastle to cease making any payments to you
                           under any agreement, including this Letter Agreement,
                           pursuant to which you are entitled to monies from
                           Aircastle. In addition, you acknowledge and agree
                           that any breach by you of any of the provision of
                           this Section "Restrictive Covenants" (the
                           "Restrictive Covenants") would result in irreparable
                           injury and damage for which money damages would not
                           provide an adequate remedy. Therefore, if you breach,
                           or threaten to commit a breach of, any of the
                           provisions of the Restricted Covenants, the Company
                           shall have the right to seek, in addition to, and not
                           in lieu of, any other rights and remedies available
                           to the Company under law or in equity (including,
                           without limitation, the recovery of damages), to have
                           the Restrictive Covenants specifically enforced
                           (without posting bond and without the need to prove
                           damages) by any court having equity jurisdiction,
                           including, without limitation, the right to an entry
                           against you of restraining orders and injunctions
                           (preliminary, mandatory, temporary and permanent)
                           against violations, threatened or actual, and whether
                           or not then continuing, of the Restrictive Covenants.
                           You acknowledge and agree that the Restrictive
                           Covenants are reasonable in geographical and temporal
                           scope and in all other respects. If it is determined
                           that any of the Restrictive Covenants, or any part
                           thereof, is invalid or unenforceable, the remainder
                           of the Restrictive Covenants shall not thereby be
                           affected and shall be given full effect, without
                           regard to the invalid portions. If any court or other
                           decision-maker of competent jurisdiction determines
                           that any provision of the Restrictive Covenants, or
                           any part thereof, is unenforceable because of the
                           duration or geographical scope of such provision,
                           then, after such determination has become final and
                           unappealable, the duration or scope of such
                           provision, as the case may be, shall be reduced so
                           that such provision becomes enforceable and, in its
                           reduced form, such provision shall then be
                           enforceable and shall be enforced.

                           Notwithstanding anything in this Letter Agreement to
                           the contrary, the provisions of this Section
                           "Restrictive Covenants" shall survive any termination
                           of this Letter Agreement and any termination of your
                           employment.

Employment Relationship:   You are an at-will employee. This letter is not a
                           contract of employment for any specific period of
                           time, and you and the Company may terminate your
                           employment at any time for any reason or no reason
                           whatsoever. Notwithstanding the foregoing, you agree
                           to provide the Company with at least 30 days advance
                           written notice of your termination. In each case
                           where the term "Company" is used in this Letter
                           Agreement it shall mean, in addition to the Company,
                           any Affiliate of Aircastle for whom you may be

                                        9

                           employed on a full-time basis at the applicable time.

                           The Company shall be entitled, in connection with its
                           investment structuring, tax planning, business
                           organization or other reasons, to terminate your
                           employment in connection with an invitation from
                           Aircastle Investment Limited (or its successor in
                           interest) or any of its subsidiaries (an
                           "Affiliate"), to accept employment with such
                           Affiliate in which case the terms and conditions
                           hereof shall apply to your employment relationship
                           with such entity mutatis mutandis and shall remain
                           enforceable by you against the Company and any such
                           successor in all respects. For the sake of clarity,
                           any termination of your employment under such
                           circumstances in which you are not offered employment
                           with another Affiliate of the Company shall be a
                           termination without Cause.

Entire Agreement:          This Letter Agreement contains the entire agreement
                           between the parties with respect to the subject
                           matter hereof and supersedes all prior agreements,
                           written or oral, with respect thereto and no terms,
                           including compensation terms, may be modified except
                           by a document signed by the parties and referring
                           explicitly hereto. Without limiting the foregoing,
                           any prior offer letter is hereby superceded in its
                           entirety. YOU AND THE COMPANY EACH REPRESENT THAT IN
                           EXECUTING THIS LETTER AGREEMENT YOU HAVE NOT RELIED
                           UPON ANY REPRESENTATION OR STATEMENT NOT SET FORTH
                           HEREIN. Without limiting the foregoing, you represent
                           that you understand that you shall not be entitled to
                           any equity interest, profits interest or other
                           interest in Aircastle except as set forth in a
                           writing signed by the Company. The Company's
                           affiliates are intended beneficiaries under this
                           Letter Agreement

                           No waiver by any person of any breach of any
                           condition or provision contained in this Letter
                           Agreement shall be deemed a waiver of any similar or
                           dissimilar condition or provision at the same or any
                           prior or subsequent time. To be effective, any waiver
                           must be set forth in a writing signed by the waiving
                           person and must specifically refer to the
                           condition(s) or provision(s) of this Letter Agreement
                           being waived. In the event of your death or judicial
                           determination of your incompetence, references in
                           this Letter Agreement to you shall be deemed, where
                           appropriate, to refer to your beneficiary, estate or
                           other legal representative.

                           In the event of any inconsistency between any
                           provision of this Letter Agreement and any provision
                           of any Company benefit plan or arrangement, the
                           provisions of this Letter Agreement shall control
                           unless you agree in a writing that expressly refers
                           to the provision of this Letter Agreement whose
                           control you are waiving.

Governing Law;             This Letter Agreement shall be governed by and
Jurisdiction:              construed in accordance with the laws of the State of
                           New York without regard to the principles of
                           conflicts of law thereof.

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                           THE PARTIES AGREE THAT EXCLUSIVE JURISDICTION WILL BE
                           IN A COURT OF COMPETENT JURISDICTION IN THE CITY OF
                           NEW YORK AND HEREBY WAIVE OBJECTION TO THE
                           JURISDICTION OR TO THE LAYING OF VENUE IN ANY SUCH
                           COURT.

                                     * * * *

We look forward to a successful employment relationship with you. If the foregoing terms of employment are acceptable, please so indicate in the space provided below.

Very truly yours,

Aircastle Investment Limited

By: /s/ Joseph P. Adams, Jr.
    ---------------------------------
Joseph P. Adams, Jr.

Accepted and agreed to:

/s/ Ron Wainshal
-------------------------------------
Ron Wainshal

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